UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 23, 2026

FIRST BREACH INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-43447	82-5147193
(Commission File Number)	(IRS Employer Identification No.)

18450 Showalter Rd, Hagerstown, MD	21742
(Address of Principal Executive Offices)	(Zip Code)

(443) 900-9890

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	FBDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on September 23, 2025, First Breach Inc. (the “Company”) entered into that certain Joint Venture Agreement, as amended on March 11, 2026 (as amended, the “JV Agreement”), by and between the Company and ideaForge Technology Inc., a Texas corporation (“ideaForge”), pursuant to which the Company and ideaForge agreed to enter into a joint venture to jointly undertake the business of licensing, sourcing, designing, engineering, manufacturing and distributing unmanned aerial vehicles (“UAVs”) in the United States.

Pursuant to the JV Agreement, the Company had agreed, subject to the closing of the joint venture, to make an initial capital contribution to the joint venture of up to $25.0 million, including a first tranche of $10.0 million to be funded on December 31, 2026.

On October 26, 2026 (the “Effective Date”), the Company and ideaForge entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties agreed to mutually terminate the JV Agreement immediately as of the Effective Date. As a result of the termination, the Company has no further obligation to make any capital contribution to the joint venture, including the $10.0 million first tranche previously scheduled to be funded on December 31, 2026. Additionally, pursuant to the Termination Agreement, each party released the other from all claims arising out of or relating to the JV Agreement. The Company did not incur any early termination penalties in connection with the termination. Certain customary provisions of the JV Agreement survive termination, including those relating to confidentiality, governing law and dispute resolution.

The Company intends to continue the manufacture of unmanned aerial systems in its own factory and advancing its unmanned aerial systems program with Hellbender, Inc. further to its previously disclosed agreement with that company.

The foregoing description of the JV Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement and the Amending Agreement to the Joint Venture Agreement, previously filed as Exhibits 10.3 and 10.5, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-295442) filed with the U.S. Securities and Exchange Commission on May 27, 2026, and the Termination Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing the successful initial test flight of its Long Range Strike platform, the second of the two proprietary drone platforms under development with Hellbender, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1†	Termination Agreement, dated October 23, 2026, by and between the Company and ideaForge
99.1	Press Release, dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† The Company has omitted portions of the referenced exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (a) is not material and (b) is the type of information that the Company both customarily and actually treats as private and confidential. The Company hereby agrees to furnish supplementally the omitted information to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2026	First Breach Inc.

	By:	/s/ Jeffrey Low
	Name:	Jeffrey Low
	Title:	Chief Executive Officer

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